August 24, 2007

Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention:  William Hoffman

RE: Repricing of All Existing Warrants

Dear Mr. Angelo:

Please accept this correspondence in order to memorialize our agreement (the “Agreement”), and in lieu of a formal amendment and restatement, wherein effective as of the date this Agreement Neomedia Technologies, Inc. (the “Company”) has agreed to reduce the exercise price and the fixed conversion price of all of the warrants, convertible debentures and preferred stock (as the case may be) the Company has issued to and which are currently held by YA Global Investments, L.P. (formerly known as Cornell Capital Partners, LP) (“YA Global”) to $0.02.

The following warrants (the “Warrants”) shall be subject to this Agreement:

Warrant No.	Number of Shares	Date of Original Issuance	Date of Amendments, if any
CCP-002	50,000,000	March 30, 2005	August 23, 2006 and December 29, 2006
CCP-001	20,000,000	February 17, 2006	August 23, 2006 and December 29, 2006
CCP-002	25,000,000	February 17, 2006	August 23, 2006 and December 29, 2006
CCP-003	30,000,000	February 17, 2006	August 23, 2006 and December 29, 2006
CCP-001	25,000,000	August 23, 2006	December 29, 2006
CCP-002	50,000,000	August 23, 2006	December 29, 2006
CCP-003	50,000,000	August 23, 2006	December 29, 2006
CCP-001	50,000,000	August 23, 2006	N/A
CCP-001	42,000,000	December 29, 2006	N/A
NEOM-4-1	125,000,000	March 27, 2007	N/A

The following convertible debentures (the “Convertible Debentures”) shall be subject to this Agreement:

Date of Original Issuance	Principal Amount of Convertible Debt

August 24, 2006	$5,000,000
December 29, 2006	$2,500,000
March 27, 2007	$7,500,000

The following preferred stock (the “Preferred Stock”) shall be subject to this Agreement:

Date of Original Issuance	Class of Preferred Stock

February 17, 2006 (issued pursuant to the Investment Agreement, dated February 17, 2006 by and between YA Global and the Company)	Series C Convertible Preferred Stock

The parties hereto acknowledge that this Agreement is executed and delivered to YA Global in lieu of formal amendments and restatements of the above mentioned Warrants and Convertible Debentures and that this Agreement shall nonetheless have the same effect as the execution and delivery of formal such amendments and restatements. Provided however in the event that YA Global shall require formal amendments and restatements of the Warrants and/or Convertible Debentures the Company shall execute any and all such agreements as maybe required by YA Global in order to document the terms outlined herein.

Very truly yours,
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Scott Womble
Name:	Scott Womble
Title:	Interim Chief Financial Officer

Acknowledged and accepted on
on August 24, 2007 by
YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name:	Mark Angelo
Its:	Portfolio Manager